EXHIBIT 4 UNDER FORM N-14

                      AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 6, 2006, (the "Agreement") is made between MDT Funds, a Delaware statutory trust (the "Trust"), with its principal place of business at 125 Cambridge Park Drive, Cambridge, Massachusetts 02140, with respect to its portfolio, MDT All Cap Core Fund (the "Fund"), and Federated MDT Series, a Massachusetts business trust (the "Federated Trust"), with its principal place of business located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, on behalf of its portfolio, Federated MDT All Cap Core Fund (the "Successor Fund").

                                    RECITALS

WHEREAS, the Board of Trustees of the Federated Trust and the Board of Trustees of the Trust have determined that it is in the best interests of the Federated Trust and the Trust, respectively, that the assets of the Fund be acquired by the Successor Fund pursuant to this Agreement; and

WHEREAS, the parties desire to enter into a plan of exchange which would constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.    PLAN OF EXCHANGE.
   a) Subject to the terms and conditions set forth herein, the Fund shall assign, transfer and convey its assets, including all securities and cash held by the Fund (subject to the liabilities of the Fund which shall be assumed by the Successor Fund) to the Successor Fund, and the Successor Fund shall acquire all of the assets of the Fund (subject as aforesaid to the liabilities of the Fund) in exchange for full and fractional shares of beneficial interest of the Successor Fund (the "Successor Fund Shares"), to be issued by the Federated Trust, in an aggregate number equal to the number of shares of the Fund then outstanding, and having an aggregate net asset value equal to the net assets of the Fund. The value of the assets of the Fund and the net asset value per share of the Successor Fund Shares shall be computed as of the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time) on the Exchange Date (as hereinafter defined) (such time and date being hereinafter called the "Valuation Time") in accordance with the procedures for determining the value of the Successor Fund's assets set forth in the Successor Fund's organizational documents and the then-current prospectus and statement of additional information for the Successor Fund that forms a part of the Successor Fund's Registration Statement on Form N-1A (the "Registration Statement"). Successor Fund will not issue certificates representing Successor Fund Shares in connection with the Reorganization. In lieu of delivering certificates for the Successor Fund Shares, the Federated Trust shall credit the Successor Fund Shares to the Fund's account on the share record books of the Federated Trust and shall deliver a confirmation thereof to the Fund. The Fund shall then deliver written instructions to the Federated Trust's transfer agent to establish accounts for the shareholders on the share record books relating to the Successor Fund.
   b) When the Successor Fund Shares are distributed pursuant to paragraph 1(a), all outstanding shares of the Fund, including any represented by certificates, shall be canceled on the Fund's share transfer books. No redemption or repurchase of Successor Fund Shares credited to a shareholder's account in respect of shares of the Fund represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to the Federated Trust for cancellation or, if such certificates are lost or misplaced, lost certificate affidavits and/or such other documentation that is satisfactory to the Federated Trust or its transfer agent have been executed and delivered thereto.
   c) Delivery of the assets of the Fund to be transferred shall be made on the Exchange Date (as hereinafter defined). Assets transferred shall be delivered to State Street Bank and Trust Company, the Federated Trust's custodian (the "Custodian"), for the account of the Federated Trust and the Successor Fund with all securities not in bearer or book entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the Federated Trust and the Successor Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the Federated Trust and the Successor Fund.
   d) The Fund will pay or cause to be paid to the Federated Trust any interest received on or after the Exchange Date with respect to assets transferred from the Fund to the Successor Fund hereunder and any distributions, rights or other assets received by the Fund after the Exchange Date as distributions on or with respect to the securities transferred from the Fund to the Successor Fund hereunder. All such assets shall be deemed included in assets transferred to the Successor Fund on the Exchange Date and shall not be separately valued.
   e) The Exchange Date shall be November 17, 2006, or such earlier or later date as may be mutually agreed upon by the parties.
   f) As soon as practicable after the Exchange Date, the Fund shall distribute all of the Successor Fund Shares received by it to the shareholders of the Fund in numbers equal to the number of shares that each such shareholder holds in the Fund, and shall take all other steps necessary to effect its dissolution and termination. After the Exchange Date, the Fund shall not conduct any business except in connection with its dissolution and termination.

2. THE TRUST'S REPRESENTATIONS AND WARRANTIES. The Trust, on behalf of the Fund, represents and warrants to and agrees with the Federated Trust on behalf of the Successor Fund as follows:
   a) The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has power to own all of its properties and assets and, subject to the approval of its shareholders as contemplated hereby, to carry out this Agreement.
   b) This Agreement has been duly authorized, executed and delivered by and is valid and binding on the Trust, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate the Trust's Declaration of Trust or By-Laws or any agreement or arrangement to which it is a party or by which it is bound.
   c) The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open- end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
   d) Except as shown on the audited financial statements of the Fund for its most recently completed fiscal period and as incurred in the ordinary course of the Fund's business since then, the Fund has no liabilities of a material amount, contingent or otherwise, and there are no legal, administrative or other proceedings pending or, to the Fund's knowledge, threatened against the Fund.
   e) On the Exchange Date, the Fund will have full right, power and authority to sell, assign, transfer and deliver the Fund's assets to be transferred by it hereunder.
   f) For each taxable year of its operation (including the taxable year ending on the Exchange Date), the Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company.
   g) At the Exchange Date, all Federal and other tax returns and reports of the Fund required by law then to be filed shall have been filed, and all Federal and other taxes shall have been paid so far as due or provision shall have been made for the payment thereof, and to the best of the Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

3. THE FEDERATED TRUST'S REPRESENTATIONS AND WARRANTIES. The Federated Trust, on behalf of the Successor Fund, represents and warrants to and agrees with the Trust, on behalf of the Fund, as follows:
   a) The Federated Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; the Successor Fund is a duly organized portfolio of the Federated Trust; and the Federated Trust has the power to carry on its business as it is now being conducted and to carry out this Agreement.
   b) This Agreement has been duly authorized, executed and delivered by the Federated Trust and is valid and binding on the Federated Trust, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate the Federated Trust's Declaration of Trust or By-Laws or any agreement or arrangement to which it is a party or by which it is bound.
   c) The Federated Trust is registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.
   d) The Successor Fund does not have any liabilities of a material amount, contingent or otherwise, and there are no legal, administrative or other proceedings pending or, to the Federated Trust's knowledge, threatened against the Successor Fund. Other than organizational activities, the Successor Fund has not engaged in any business activities.
   e) At the Exchange Date, the Successor Fund Shares to be issued to the Fund will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by the Federated Trust. No Federated Trust or Successor Fund shareholder will have any preemptive right of subscription or purchase in respect thereof.

4. THE FEDERATED TRUST'S CONDITIONS PRECEDENT. The obligations of the Federated Trust hereunder shall be subject to the following conditions:
   a) The Fund shall have furnished to the Federated Trust a statement of the Fund's assets, including a list of securities owned by the Fund with their respective tax costs and values determined as provided in Section 1 hereof, all as of the Exchange Date.
   b) As of the Exchange Date, all representations and warranties of the Trust and the Fund made in this Agreement shall be true and correct as if made at and as of such date, and the Trust and the Fund shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.
   c) A meeting of the shareholders of the Fund to approve this Agreement and the transactions and exchange contemplated hereby shall have been duly called and held on this Agreement and the transactions contemplated hereby shall have been approved by the vote required by applicable law.

5. THE TRUST'S CONDITIONS PRECEDENT. The obligations of the Trust hereunder with respect to the Fund, shall be subject to the condition that as of the Exchange Date all representations and warranties of the Federated Trust and the Successor Fund made in this Agreement shall be true and correct as if made at and as of such date, and that the Federated Trust and the Successor Fund shall have complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

6. THE FEDERATED TRUST'S AND FUND'S CONDITIONS PRECEDENT. The obligations of both the Federated Trust and the Fund hereunder shall be subject to the following conditions:
   a) The Federated Trust's initial Registration Statement, filed on Form N-1A, relating to the Successor Fund under the Securities Act of 1933, as amended, and the 1940 Act shall have become effective, and any additional post- effective amendments to such Registration Statement as are determined by the Trustees of the Federated Trust to be necessary and appropriate shall have been filed with the Securities and Exchange Commission and shall have become effective.
   b) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency which seeks to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
   c) Each party shall have received an opinion of Reed Smith LLP to the effect that the reorganization contemplated by this Agreement qualifies as a "reorganization" under Section 368(a)(1)(F) of the Code.
   d) The Fund shall receive an opinion of Reed Smith LLP, counsel to the Successor Fund, in form and substance reasonably acceptable to the Fund, covering such matters as may be reasonably requested by the Fund and its counsel.
   e) The Successor Fund shall receive an opinion of counsel to the Fund, in form and substance reasonably acceptable to the Successor Fund, covering such matters as may be reasonably requested by the Successor Fund and its counsel.
Provided, however, that at any time prior to the Exchange Date, any of the foregoing conditions in this Section 6 may be waived by the parties if, in the judgment of the parties, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Fund.

7. EXPENSES. The Successor Fund, the Fund, the Federated Trust and the Trust will not bear any expenses associated with the transactions contemplated by this Agreement, except that the Successor Fund may incur registration fees, on an as incurred basis.

8. TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated and abandoned by the mutual agreement of the Federated Trust and the Trust. In addition, either the Federated Trust or the Trust may at its option terminate this Agreement at or before the Exchange Date due to:
   a) a material breach by the other of any material representation, warranty, or agreement contained herein to be performed at or before the Exchange Date, if not cured within 30 days;
   b) a condition herein expressed to be a precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met;
   c) a resolution of the Board of Trustees of the Federated Trust or the Board of Trustees of the Trust at any time prior to the Exchange Date (and notwithstanding any vote of the shareholders of the Fund) if circumstances should develop that, in the opinion of either the Board of Trustees of the Federated Trust or the Board of Trustees of the Trust, proceeding with this Agreement is no longer in the best interests of the Fund or the Successor Fund, respectively.
If this Agreement is terminated and the exchange contemplated hereby is abandoned pursuant to the provisions of this Section 8, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Trustees, officers or shareholders of the Trust or the Trustees, officers or shareholders of the Federated Trust, in respect of this Agreement.

9. WAIVER AND AMENDMENTS. At any time prior to the Exchange Date, any of the conditions set forth in Section 4 may be waived by the Board of Trustees of the Federated Trust, and any of the conditions set forth in Section 5 may be waived by the Board of Trustees of the Trust, if, in the judgment of the waiving party, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Fund or the shareholders of the Successor Fund, as the case may be. In addition, prior to the Exchange Date, any provision of this Agreement may be amended or modified by the Boards of the Trust and the Federated Trust if such amendment or modification would not have a material adverse effect upon the benefits intended under this Agreement and would be consistent with the best interests of the Fund and the Successor Fund.

10. NO SURVIVAL OF REPRESENTATIONS. None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws.

12.   CAPACITY OF TRUSTEES, ETC.
   a) The names "Federated MDT Series" and "Board of Trustees of the Federated MDT Series" refer, respectively, to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under the Federated Trust's Declaration of Trust, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Federated Trust. The obligations of the Federated Trust entered into in the name or on behalf of the Successor Fund by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Federated Trust personally, but bind only the Successor Fund's trust property, and all persons dealing with any portfolio of shares of the Federated Trust must look solely to the trust property belonging to such portfolio for the enforcement of any claims against the Federated Trust.
   b) Both parties specifically acknowledge and agree that any liability of the Federated Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Successor Fund and that no other portfolio of the Federated Trust shall be liable with respect thereto.

13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

14. SALES LOAD ON SUCCESSOR FUND SHARES. Holders of Institutional Shares of the Fund as of the Closing Date shall not be subject to the sales load on any future purchases on the Class A Shares of the Successor Fund or on any other Federated Fund.

IN WITNESS WHEREOF, the Federated Trust and the Trust have caused this Agreement and Plan of Reorganization to be executed as of the date above first written.


                                   MDT FUNDS
                                   ON BEHALF OF ITS PORTFOLIO,
                                   MDT ALL CAP CORE FUND


                                   By:  /s/ John Sherman

                                   Name:  John Sherman

                                   Title:  Secretary



                                   FEDERATED MDT SERIES
                                   ON BEHALF OF ITS PORTFOLIO,
                                   FEDERATED MDT ALL CAP CORE FUND


                                   By:  /s/ J.Christopher Donahue

                                   Name:  J. Christopher Donahue

                                   Title:  President










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